Exhibit 3.3

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          ASSURANCEAMERICA CORPORATION

                                 Identification

      Name. The name of the Corporation is ASSURANCEAMERICA CORPORATION.

      Registered Office and Registered Agent. The address of the registered office of the Corporation is One East First Street, Reno, Nevada 89501, and the name of the registered agent at this address is The Corporation Trust Company of Nevada.

      Seal. The corporate seal shall be in such form as the Board of Directors shall from time to time determine. In the event it is inconvenient to use such seal of at any time, the signature of the Corporation followed by the word Seal" or "Corporate Seal" enclosed by parentheses shall be deemed to be the seal of the Corporation.

      Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, but may be changed by resolution of the Board of Directors.

                                  Capital Stock

      Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

      Certificates Representing Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by either the President or the Chief Executive Officer and by the Secretary or by such other officers authorized by the Directors and sealed with the Seal of the Corporation. Any such required signature may be made by facsimile provided proper security over use of such facsimiles is maintained. All certificates for shares shall be consecutively numbered and duly recorded in the books of the Corporation as they are issued.

      Transfer Records. The Secretary, or if the Corporation engages an agent, the registrar or transfer agent, shall maintain records containing the name and address of each Shareholder plus the certificate number, date of issue and shares represented by each certificate held by each Shareholder.

      Transfer of Stock. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his, her or its legal representative, who shall furnish proper evidence of authority to transfer, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate issued in connection therewith unless all of the following are satisfied:

            Endorsement. The surrendered certificate is properly endorsed by the registered holder or his, her or its duly authorized attorney.


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            Witnessing. The endorsement or endorsements required as aforesaid shall be guaranteed or notarized unless the Secretary waives this requirement in writing.

            Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims.

            Collection of Taxes. Any applicable law relating to the collection of taxes imposed on or in connection with shares has been satisfied.

      Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate theretofore issued where the holder of record of the certificate:

            Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

            Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

            Bond. If the Board of Directors so requires, gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificates; and

            Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation not inconsistent with applicable law.

      When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he, she or it had notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

      Holder. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

      Agents. The Corporation at the election of the Board of Directors, may engage the services of a stock registrar or transfer agent to assist the Secretary in issuance of shares and maintenance of stock records.

                                Books and Records

      Books and Records. The Corporation shall keep at its registered office the following books and records: :

            Its records of Shareholders which shall give their names, alphabetically arranged, addresses and the number and class of the shares held by each; provided, in lieu of such records, the Corporation may keep a statement setting out the name of the custodian of the stock ledger and the present and complete post office address, including street number, if any, where the stock ledger is kept.

      (b) Copies of its Articles of Incorporation and Amended and Restated By-laws as originally executed and adopted together with all subsequent amendments thereto.Section 3.2 Inspection of Books and Records. Any Shareholder of record who: (a) has been a Stockholder of record for at least six months immediately preceding his demand; or (b) holds or is authorized in writing by holders of five percent of all of the Corporation's outstanding shares of capital stock, upon at least five days' prior written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, during the Corporation's business hours, the books and records described in
Section 3.1 and to make extracts therefrom. In every instance where an attorney or other agent of the Shareholder seeks the right of inspection, the demand must be accompanied by a power of attorney executed by the Shareholder authorizing the attorney or other agent to inspect on behalf of the Shareholder.


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                          Amended And Restated By-Laws

      Amendments. These Amended and Restated By-laws may be altered, amended or repealed and new By-laws adopted by the Board of Directors. Any such action shall be subject to repeal or change by action of the Shareholders, but the alteration, amendment, repeal, change or new By-law (and the repeal of the old By-law) shall be valid and effective and no Director, officer, Shareholder, employee or agent of the Corporation shall incur any liability by reason of any action taken or omitted in reliance on the same. The power of the Shareholders to repeal or change any alteration, amendment, repeal or new By-law shall not extend to any original By-law of the Corporation so long as it is not altered, amended or repealed, but only to action by the Board thereafter. There shall be no time limit on its exercise.

      By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Amended and Restated By-laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

      By-Law Provisions Contrary to or Inconsistent With Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Amended and Restated By-laws which, upon being construed in the manner provided in Section 4.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Amended and Restated By-laws, it being hereby declared that these Amended and Restated By-laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                             Meeting of Shareholders

      Place of Meetings. All meetings of the Shareholders, annual or special, however called shall be held at such place, within or without the State of Nevada, as may be designated by the President, the Chief Executive Officer, the Chairman of the Board of Directors or the Board of Directors.

      Annual Meeting. An annual meeting of the Shareholders shall be held on the third Monday of April each year or at such time and date following the close of the fiscal year as shall be determined by the Board of Directors for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

      Special Meetings. Special meetings of the Shareholders may be called by the President, the Chief Executive Officer or the Chairman of the Board of Directors and shall be called by the Chairman of the Board of Directors: (a) when directed to do so by the Board of Directors; and (b) at the written request of Shareholders owning at least 25% of the capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Notice of Meetings -- Waiver. Written notice stating the place, day, and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Chief Executive Officer, the Chairman of the Board of Directors, the Secretary, or other officer designated by the Board of Directors, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid.

      Waiver of Notice. Any Shareholder may waive notice of any meeting of Shareholders, (however called or noticed, whether or not called or noticed and whether before, during or after meeting) by signing a written waiver of


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notice or a consent to the holding of such meeting, or an approval of the minutes thereof.. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

      Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, five (5) calendar days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least one (1) calendar day. In lieu of closing the stock transfer books, the Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) calendar days and not less than ten (10) calendar days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Quorum of Shareholders, Vote. A Quorum shall be established by representation at a meeting, in person or by proxy, of holders of 10% or more of the issued and outstanding shares of the Corporation. If a quorum is present,
(a) directors shall be elected by a plurality of the votes cast by the shares represented at the meeting, in person or by proxy, and entitled to vote on the election of directors; and (b) the affirmative vote of holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote on the subject shall be the act of the Shareholders in all matters other than the election of directors, unless the vote of a greater number or voting by classes is required by the laws of this state or the Articles of Incorporation. Shares shall not be counted to make a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

      Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of Shareholders, except as otherwise provided in the Articles of Incorporation.

      The following shares of the Corporation shall not be allowed to vote or be counted in determining the total number of outstanding shares at any given times
(a) shares held in treasury; (b) shares held by a subsidiary of the Corporation, for this purpose a subsidiary shall be any corporation in which the Corporation holds a majority of the outstanding shares.

      Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his, her or its duly authorized attorney in fact. No proxy shall be valid after six months from the date of its execution, unless the proxy is either coupled with an interest or specifically provides a longer length of time for which the proxy is to continue in force, which in no case shall exceed seven (7) years from the date of execution. Any written consent or proxy, may be revoked by the Shareholder, a transferee or the Shareholder's personal representative prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter.

      Adjournments. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of holders of a majority of the shares present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken,

      Shareholder Nominations and Proposals. Shareholder nominations for election as a director and proposals for Shareholder action may be made only by Shareholders of the Corporation of record at the time of the giving of notice provided for herein and shall be made in writing and shall be delivered or mailed to the Secretary of the


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Corporation: (a) in the case of an annual meeting of Shareholders that is called for a date that is within thirty (30) calendar days before or after the anniversary date of the immediately preceding annual meeting of Shareholders, not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to such anniversary date; and (b) in the case of an annual meeting of Shareholders that is called for a date that is not within thirty (30) calendar days before or after the anniversary date of the immediately preceding annual meeting of Shareholders, or in the case of a special meeting of Shareholders, not later than the close of business on the tenth (10th) calendar day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification shall contain a written statement of the Shareholder's proposal and of the reasons therefor, his name and address and number of shares owned, and, in the case of the nomination of a director, nominations shall contain the following information to the extent known by the notifying Shareholder: (i) the name, age and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the nominee's qualifications to serve as a director;
(iv) such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residence address of the notifying Shareholder; and (vi) the number of shares owned by the notifying Shareholder, and shall be accompanied by the nominee's written consent to being named a nominee and serving as a director if elected. A Shareholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

      Inspectors of Election.

            (a) In advance of any meeting of Shareholders, the Board of Directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, appoint inspectors of election at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

            (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies and ballots, receive votes, ballots or consents, count and tabulate all votes and ballots, determine the results, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

            (c) If there is more than one inspector of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

            (d) On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated herein.

      Action Without a Meeting. Any action required to be taken at a meeting of the Shareholders of the Corporation, or any action that may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by Shareholders holding voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. This consent shall have the same effect as a unanimous vote of Shareholders and may be stated as such in any articles or document filed with Secretary of State.

                             The Board of Directors

      Number and Qualifications. The number of directors, which shall constitute the whole board, shall not be less than five (5), who need not be residents of this state or Shareholders of the Corporation and need have no other qualifications. The numbers of Directors may be increased or decreased to not less than three (3) from time


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to time by amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent Director.

      Exercise of Corporate Power. The business and affairs of the Corporation shall be managed by the Board of Directors.

      Term. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

      Elections. At each annual meeting the Shareholders shall elect Directors, provided that if for any reason said annual meeting or an adjournment thereof is not held or the Directors are not elected thereat, then the Directors may be elected at any special meeting of the Shareholders called and held for that purpose.

      Vacancies. A vacancy or vacancies in the Board of Directors shall exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the Shareholders fail, at any annual or special meeting at which any Director is elected, to elect the full authorized number of Directors to be voted for at the meeting. Also, the Board of Directors may declare vacant the office of a Director if he or she is found to be of unsound mind by an order of a court of competent jurisdiction or convicted of a felony or misdemeanor involving moral turpitude or if, within sixty (60) calendar days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Any vacancy occurring may be filled by the affirmative vote of a majority of the remaining Directors (or a sole remaining Director) although less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, or if there was no predecessor, until the next annual meeting and until his or her successor is elected. Any vacancy created by reason of the removal of one or more Directors by the Shareholders may be filled by election of the Shareholders at the meeting at which the Director or Directors are removed.

      Place of Meetings. Meetings of the Board of Directors, annual, regular, or special, may be held either within or without this state.

      Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the location where such annual meeting is held, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind shall be required in order legally to constitute such regular meeting.

      Other Meetings. Other meetings of the Board of Directors may be held upon the call of the President, the Chief Executive Officer, the Chairman of the Board of Directors or Secretary of the Corporation at any place within or without this state. Notice of the time and place of any such meeting shall be given to each Director: (a) in a writing mailed not less than three calendar days before such meeting; (b) by telecopy or telegram sent not less than two calendar days before such meeting; or (c) in person or by telephone or electronic transmission not less than one calendar day before such meeting. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

      Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation, or the Amended and Restated By-laws.

      Action Without a Meeting. Any action that may be taken at a meeting of the Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be.

      Meeting by Use of Conference Telephone. Any one or more Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in


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person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

      Removal. By proper action without a meeting or at a meeting expressly called for that purpose one or more Directors may be removed with or without cause by a vote of holders of at least two-thirds (2/3) of the shares entitled to vote at an election of Directors.

      Resignation. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) calendar days from the date of its delivery, the resignation shall upon the tenth calendar day be deemed accepted.

      Loans. The Board of Directors shall have the following power with respect to the lending of funds:

            Loans of Funds, Generally. To lend money in furtherance of any of the purposes of the Corporation; to invest and reinvest the funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

            Loans to Employees and Directors. Except as otherwise provided by applicable law, to lend money and use its credit to assist any employees of the Corporation or of a subsidiary, including any such employee who is a Director of the Corporation, if the Board of Directors decides that such loan or assistance may benefit the Corporation.

      Fees and Compensation. Directors and members of the committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

      Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

      Committees. The Board of Directors by resolution may designate a committee or committees consisting of at least one Director which committee or committees, to the extent provided in such resolution, shall have and may exercise all the authority therein provided; but the designation of such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon him, her or it by law.

                                    Officers

      Election and Qualifications. The officers of this Corporation may, as appointed by the Board of Directors from time to time, consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a treasurer, each of whom shall be elected by the Board of Directors at the meeting of the Board of Directors next following the annual meeting of the Shareholders (or at any meeting if an office is vacant), who shall be elected and shall hold their offices for such terms as the Board of Directors may prescribe. In addition, the Corporation may establish additional position(s), which may be designated as vice president or other title, but which may not be an officer of the Corporation, as the Board of Directors may determine from time to time and as may be set forth in the action of the Directors establishing such position(s). Any two or more offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Treasurer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon him by the Amended and Restated By-laws or the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.


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      Term of Office. The term of office of each of said officers shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure.

      Resignation. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Removal and Vacancies. Any officer of the Corporation may be removed by the Board of Directors at any meeting whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until his successor is duly chosen and qualified.

      The Chairman of the Board. The Chairman of the Board may be declared by the Board of Directors to be an executive officer of the Corporation and if so, shall have such duties, responsibilities and authority regarding the management of the business of the Corporation as the Board of Directors may direct. He shall be an ex officio member of all standing committees, unless otherwise provided in the resolution appointing the same. The Chairman of the Board shall have the power to call meetings of the Shareholders and the Board of Directors and shall preside at such meetings.

      The Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall:

            have general charge of, and final decision-making authority with respect to, the business and affairs of the Corporation;

            have power to call and preside at all meetings of Shareholders, in the absence of the Chairman, discharge all the duties that devolve upon a presiding officer, and perform such other duties as the Amended and Restated By-laws provide or the Board of Directors may prescribe;

            have full authority to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation;

            affix the signatures of the Corporation to all contracts, agreements, deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of Chief Executive Officer, should be executed on behalf of the Corporation and do not require such authorization;

            sign certificates for shares of stock of the Corporation; and

            have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

      The President. Subject to the control of the Board of Directors, the President shall:

            have responsibility for the day-to-day operation of the business of the Corporation;

            be the chief executive officer and shall have active executive management of the operations of the Corporation in the event the Board of Directors does not appoint a Chief Executive Officer of the Corporation;

            have power to call and preside at all meetings of Shareholders, in the absence of the Chairman and the Chief Executive Officer, discharge all the duties that devolve upon a presiding officer, and perform such other duties as the Amended and Restated By-laws provide or the Board of Directors may prescribe;

            have full authority to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation;

            affix the signatures of the Corporation to all contracts, agreements, deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have


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      been authorized by the Board of Directors or which, in the judgment of the
      President, should be executed on behalf of the Corporation and do not require such authorization;

            sign certificates for shares of stock of the Corporation; and

            have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation in the event the Board of Directors does not appoint a Chief Executive Officer of the Corporation;.

      The Vice President. The Vice President or one of the Vice Presidents shall perform all duties incumbent upon the President during the disability of the President, and shall perform such other duties as the Amended and Restated By-laws may provide or the Board of Directors may prescribe.

      The Secretary. The Secretary shall:

            attend all meetings of the Shareholders and of the Board of Directors;

            keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of these meetings, including notice thereof given, the names of those present, and the number of shares present and Shareholders' meetings and the proceedings thereof.

            be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized.

            give all notices and shall perform such other duties as the Amended and Restated By-laws may provide or the Board of Directors may prescribe;

            keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents;

            transfer, upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated.

      The Treasurer. The Treasurer shall:

            keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation;

            be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation;

            immediately deposit all funds of the Corporation in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation;

            furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and perform such other duties as the Amended and Restated By-laws may provide or the Board of Directors may prescribe.


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

      Section 7.10 General Counsel. The Board of Directors may appoint a General Counsel who shall advise and represent the Corporation generally in all legal matters and proceedings, and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

      Section 7.11 Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

      Section 7.12 Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation,

      Section 7.13 Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

      Section 7.14 Transfer of Authority. In case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

                                 Indemnification

      Indemnification.

            (a) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation (a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the Proceeding if he: (i) is not liable pursuant to
      Section 78.138 of the Nevada Revised Statutes, as the same may be amended from time to time; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

            (b) The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal Proceeding, he had reasonable cause to believe that his conduct was unlawful.

            (c) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the Proceeding if he: (i) is not liable pursuant to Section
      78.138 of the Nevada Revised Statutes, as the same may be amended from time to time; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.


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

            (d) Indemnification may not be made for any Proceeding as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            (e) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in subsection 8.1(a) or (b) above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

            (f) Any discretionary indemnification, unless ordered by a court or advanced with respect to a Proceeding by or in the right of the Corporation, may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances. Such determination shall be made in accordance with Section 78.751 of the Nevada Revised Statutes, as may be amended from time to time.

            (g) Reasonable expenses (including attorneys' fees) incurred by a Director or Officer who is a party to a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding if the Director or Officer furnishes the Corporation a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

            (h) The indemnification provided by this Section shall not be deemed exclusive of any other right to which the persons indemnified hereunder shall be entitled. The indemnification provided by this Section shall continue for a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, or administrators of persons indemnified hereunder.

            (i) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

      Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her, against liability under the provisions of this section.

      Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in ,lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                             Special Corporate Acts

      Contracts. No officer, agent, or employee of the Corporation shall have power to bind the Corporation by contract or otherwise unless authorized to do so by these By-laws or by the Board of Directors. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


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

      Loans. No loan nor advance shall be contracted on behalf of the Corporation, no negotiable paper nor other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

      Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

      Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

      Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice- President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

      Shares Held by the Corporation. Shares in other corporations standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this Corporation by any officer of this Corporation authorized so to do by resolution of the Board of Directors.

                                  Miscellaneous

      Dividends. The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

                                        /s/ Robert J. Cormican
                                        ----------------------------------------
                                        Secretary


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